                                                                   EXHIBIT 10.13

                                 LOAN AGREEMENT

                                     BETWEEN

                            CYBERMEDIA, INCORPORATED

                                   AS BORROWER

                                       AND

        THE INDUSTRIAL CREDIT AND INVESTMENT CORPORATION OF INDIA LIMITED

                                    AS LENDER

                                      UNDER

              PROGRAM FOR THE ADVANCEMENT OF COMMERCIAL TECHNOLOGY
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                                 LOAN AGREEMENT


         THIS AGREEMENT made this 20th day of June, One Thousand Nine Hundred and Ninety Four between Cybermedia Incorporated, a corporation incorporated in the State of California, having its Registered Office at 1800 Century Park East, Suite 1145, Los Angeles, CA 90067, USA (hereinafter referred to as the "Borrower," which expression shall, unless it be repugnant to the subject or context thereof, include its successors and assigns);

                                       AND

THE INDUSTRIAL CREDIT AND INVESTMENT CORPORATION OF INDIA LIMITED, a public company incorporated under the Indian Companies Act of 1913 (7 of 1913) and having its registered office at 163, Backbay Reclamation, Bombay 400 020 (hereinafter referred to as the "Lender," which expression shall, unless it be repugnant to the subject or context thereof, include its successors and assigns);

WHEREAS

         A. An Agreement (hereinafter referred to as "the PACT Agreement") has been executed on 30th August, 1985 between the Government of India and the Government of United States of America acting through United States Agency for International Development (hereinafter referred to as "AID") for undertaking a Program for the Advancement of Commercial Technology (PACT) which is designed to accelerate the pace and quality of technological innovation for products and production processes having applications in industry, agriculture, health and other areas, wherein The Industrial Credit and Investment Corporation of India Limited (ICICI) has been appointed as implementing agency for the PACT project;

         B. Under the PACT Agreement, the Government of United States of America acting through AID has agreed to contribute a certain sum for PACT (hereinafter referred to as "AID Grant Resources");

         C. The AID Grant Resources along with return flows therefrom are to be used to promote and finance Indo-US joint technology development ventures and towards achieving objectives of PACT in general;

         D. AID Grant Resources would be disbursed by AID to ICICI through GOI but ICICI shall not have any present or future beneficial interest therein and ICICI has agreed to manage and administer the same in accordance with the PACT Agreement for the purpose of implementing PACT;

         E. The Borrower was earlier provided financial assistance from PACT for "Development of a hardware, software and network administration package codenamed "PRIZM." The Borrower with SR Associates Software Pvt. Ltd. had jointly entered into Cooperation and Project Financing

(CPF) Agreement with ICICI dated 3rd day of February, 1993. The Borrower has completed the development.

         F. The Borrower has heretofore submitted to PACT a loan proposal (hereinafter called "the Proposal"). For and on the basis of the Proposal, the Borrower has applied to ICICI for financial assistance out of the PACT resources for commercializing the product; and

         G. In accordance with the provisions of the PACT Agreement, the appropriate authority has examined and approved the Proposal for financing out of the AID Grant Resources and ICICI has agreed on behalf of GOI to provide financing for the implementation of the Proposal on the terms and conditions hereinafter set forth.

         NOW THEREFORE THE PARTIES HERETO AGREE AS FOLLOWS:


                                   ARTICLE I.

                         DEFINITIONS: GENERAL CONDITIONS

1.       Definitions.

         1.1      The following terms shall have the following meanings:

                  (a) "General Conditions" means the GENERAL CONDITIONS APPLICABLE TO FOREIGN CURRENCY LOANS PROVIDED BY financial institutions (GC-FC-88);

                  (b) "Project" means the project to be financed as described by "the Proposal" dated the 31st day of January 1994, incorporated by reference and made a part of this Agreement. Provided that if any of the said Proposal is inconsistent with any other provision of this Agreement, the provision otherwise set forth in this Agreement shall prevail. A brief description of the project is included in Schedule I hereto; and

                  (c) "Financing Plan" means the financing plan as described in Schedule II hereto.

         1.2      General Conditions.

         The Loan hereby agreed to be granted by the Lender shall be subject to the Borrower complying with the terms and conditions set out herein and also the General Conditions No. GC-FC- 88, a copy of which has been attached hereto. The General Conditions shall be deemed to form part of this Agreement and shall be read as if they are specifically incorporated herein. As specified in Article I of the General Conditions No. GC-FC-88, the provisions of this Loan Agreement shall take precedence over any inconsistent provision in the General Conditions.


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                                   ARTICLE II.

                           AGREEMENT AND TERMS OF LOAN

         2.1      Amount and Terms of Loan.

         The Borrower agrees to borrow from the Lender and the Lender agrees to lend to the Borrower, on the terms and conditions contained herein as also in the General Conditions No. GC- FC-88, a sum to the maximum extent of US$ 500,000 (US$ Five Hundred Thousand Only).

         2.2      Interest.

                  (i) The Borrower shall pay to the Lender interest at a rate based on a spread of 2.25% above prime rate on the principal amounts of the Loan outstanding on a quarterly basis in each year, on January 15, April 15, July 15 and October 15.

         The prime rate as defined in this agreement refers to the US prime rate (as published in The Wall Street Journal) for the first work day of each quarter beginning January 1, April 1, July 1 and October 1 respectively of each year. This rate would be applicable for the next 3 months. The borrower shall inform ICICI by telefax within one week after January 1, April 1, July 1 and October 1 respectively of each year of such rate.

         2.3      Costs and Charges.

         The Borrower shall pay all taxes, duties, costs, charges and expenses in connection with or relating to the Loan transaction (including costs of investigation of title and protection of Lender's interests). In the event of the Borrower failing to pay the aforesaid moneys, the Lender will be at liberty but shall not be obliged to pay the same. All such sums shall be reimbursed by the Borrower to the Lender within 30 days from the date of notice of demand from the Lender and shall be debited to the Borrower's Loan Account and shall carry interest at the highest lending rate of the lender from the ate of payment till such reimbursement.

         2.4      Last Date of Withdrawal.

         Unless the Lender otherwise agrees, the right to make withdrawals from the Loan shall cease on March 31, 1995.

         2.5      Repayment.

         The Borrower undertakes to repay the principal amounts of the Loan in accordance with the Amortization Schedule set forth in Schedule III hereto.

         2.6 Except in the event of default the interest and repayment terms as set forth in this section may be modified with the mutual consent of the Lender and the Borrower.


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
         2.7      Review of the Project.

                  1. The Borrower shall implement the Project within the overall project cost of US$ 1,100,000 (US$ Eleven Hundred Thousand Only) ("the Project Cost") and in accordance with the financing plan ("the Financing Plan") both as agreed to between the Borrower and the Lender and set out in Schedule II hereto.

                  2. The Borrower agrees that the Lender shall have the right to conduct a review of the Project before and after completion of the Project.

                  3.       The Borrower agrees that:

         If, however, as a result of such review the Lender determines that the Borrower has not implemented/nor is likely to implement the Project within the Project Cost and or in accordance with the Financing Plan, the Lender shall have the right to revise the Amortization Schedule and stipulate such additional conditions (including strengthening of management set up, change in means of financing, raising of additional equity capital/other interest-free unsecured funds from the Promoters) as the Lender in its absolute discretion deem fit and to require the Borrower to take such other measures as may be stipulated by the Lender in the light of the revised cost of the Project/means of financing/date of commencement of commercial production. Unless otherwise agreed to by the Lender and in such event, the Loan shall become repayable on demand until the Borrower complies with the stipulated terms and conditions to the satisfaction of the Lender and commences commercial production. Upon such compliance of the conditions and commencement of commercial production the Borrower shall repay the Loan in accordance with the Repayment Schedule as may be stipulated by the Lender, which Repayment Schedule shall be final and binding on the Borrower.


                                  ARTICLE III.

                                    SECURITY

         3.1      Security for the Loan.

                  (A) The Borrower shall procure an unconditional personal guarantee from Dr. Suhas Patil in favor of the Lender for the repayment of the loan and the payment of all interest and other monies payable by the Borrower in the form prescribed by the Lender and to be delivered to the Lender before any part of the loan is advanced. The Borrower shall not pay any monetary guarantee commission to the said guarantees.

                  (B) The loan provided out of PACT funds will be utilized for purchase of machinery or equipment or other assets in whole and/or in part for the project and shall be clearly identified. The borrower shall not sell, give on lease, licence to conduct, mortgage, charge or otherwise dispose of the said machinery or equipment or other assets without with the prior permission of ICICI.


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
                  (C) The Borrower may with the approval of ICICI change the security provided for the Loan.

         3.2      Creation of Additional Security.

         If, at any time during the subsistence of this Agreement, the Lender is of the opinion that the security provided by the Borrower has become inadequate to cover the balance of the Loan then outstanding, then, on the Lender advising the Borrower to that effect, the Borrower shall provide and furnish to the Lender, to the satisfaction of the Lender to cover such deficiency. The Borrower will not be required to furnish security totaling more than one hundred and twenty (120%) percent of the unpaid balance of principal and accrued interest on the loan.


                                   ARTICLE IV.

                         APPOINTMENT OF NOMINEE DIRECTOR

         In the event the Borrower is in default under the terms of this Loan Agreement, the Borrower agrees that the Lender shall be entitled to appoint and withdraw from time to time one Director on the Board of Directors of the Borrower at any time during the currency of this Agreement.


                                   ARTICLE V.

                               SPECIAL CONDITIONS

         5.1 The Loan hereby granted shall also be subject to the Borrower complying with the special conditions set out in Schedule IV hereto.

         5.2 Cap on Costs. As used in this paragraph, the term "costs" shall include any and all payments due under this Loan Agreement and the General Conditions GC-FC-88, other than payments of principal or interest made or due on the Loan. The parties agree that any costs imposed on Borrower under the terms of this Loan Agreement and General Conditions GC-FC-88, shall not exceed a maximum of Five Thousand ($5,000) US Dollars in the aggregate.

         5.3 Exercise of Discretion. In all instances in which the Loan Agreement and General Conditions GC-FC-88 give the Lender the right to act unilaterally, and/or at its sole discretion, the Lender covenants and agrees that it will exercise its discretion in a reasonable manner. Any dispute regarding the same may be submitted to binding arbitration by either party.

                                   ARTICLE VI.

                           EFFECTIVE DATE OF AGREEMENT

         This Agreement shall become binding on the Borrower and the Lender on and from the date first above written. It shall be in force till all the moneys due and payable under this Agreement are fully paid off.


                                  ARTICLE VII.


1.       Miscellaneous Conditions.

         (i) This Agreement shall be construed and interpreted in accordance with the laws of India and neither the Borrower or the Lender shall request the Borrower to do anything contrary to any United States law or regulation.

         (ii) Binding Arbitration. Notwithstanding any provision in the Loan Agreement and the General Conditions GC-FC-88 to the contrary, the parties agree that all disagreements, claims and disputes between them arising from or related to the Loan Agreement and the General Conditions GC-FC-88, shall be decided by binding arbitration by arbitrators approved by the Indo-American Chamber of Commerce. all such arbitration proceedings shall be conducted under the auspices of, and in accordance with the rules of, the Indo-American Chamber of Commerce, at a location to be mutually agreed to by the parties, or failing agreement, to be decided by the arbitrators. The decision of the arbitrators shall be final and binding on the parties.

         (iii) The Borrower undertakes to comply with all applicable laws, rules and regulations as prevailing in India and United States of America as the case may be and will also apply and obtain all necessary licenses, consents and permits for the purposes of entering into and carrying out their obligations.


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
                                   SCHEDULE I

                                   THE PROJECT


         The Borrower, an already existing company, proposes commercialization of a software, hardware & network administration package codenamed "PRIZM." The cost of the project estimated at US $ 1,100,000 is proposed to be financed by Promoter's contribution of US $ 600,000, and foreign currency term loan from ICICI of US $ 500,000.

         The Borrower has approached the Lender to provide term loan of US $ 500,000 to finance a part of the cost of project. The lender has agreed to provide a Foreign Currency Term Loan of US $ 500,000 to the borrower from PACT Resources.


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
                                   SCHEDULE II

                       COST OF PROJECT AND FINANCING PLAN


COST OF THE PROJECT

         The cost of the project is estimated at US $ 1,100,000 as follows:


                                                                    (US $ '000)
                                                                     ---------
         Salaries and Wages                                               270
         Brochures and Support material                                    75
         Direct mail campaign                                             200
         Trade and Road shows                                              75
         Travel                                                            30
         Advertising                                                      125
         Channel marketing                                                 50
         Marketing Research                                                50
         Consultants                                                      125
         Telemarketing                                                     50
         Communications                                                    10
         General & Administrative Expenses                                 40
                                                                        -----
                                                                        1,100
                                                                        =====

MEANS OF FINANCING

         The above project cost estimated at US $ 1,100,000 is proposed to be financed as follows:


                                                           (US $ '000)
                                                           -----------
               Promoter's Contribution                          600
               Foreign Currency Term Loan from PACT
               Resources                                        500
                                                              -----
                                                              1,100
                                                              =====

                                  SCHEDULE III

                              AMORTIZATION SCHEDULE


Name of the Lender:                 ICICI


                                                                                             AMOUNT OUTSTANDING
                DATE OF                           AMOUNT OF INSTALLMENT                      AFTER EACH PAYMENT
            INSTALLMENT DUE                             (US$ '000)                               (US$ '000)
            ---------------                       ---------------------                      ------------------
January 15, 1996                                          50                                        450
April 15, 1996                                            50                                        400
July 15, 1996                                             50                                        350
October 15, 1996                                          50                                        300
January 15, 1997                                          50                                        250
April 15, 1997                                            50                                        200
July 15, 1997                                             50                                        150
October 15, 1997                                          50                                        100
January 15, 1998                                          50                                         50
April 15, 1998                                            50                                          0

                                   SCHEDULE IV

                    SPECIAL CONDITIONS as listed herein below


         1.       Before the loan becomes effective

                  a) The Borrower shall make necessary arrangements for bringing in a part of the funds agreed to for financing the project.

                  b) In the event the Borrower is in default under the terms of this loan agreement, it shall if required by ICICI, broad base its Board of Directors and finalize/strengthen its management set-up in consultation with and to the satisfaction of the ICICI.

                  c) The company shall make arrangements with its bankers, satisfactory to ICICI, for meeting its working capital requirements.

         2. The company undertakes that during the currency of the loan it shall not declare any dividend on its share capital, if it fails to meet its obligations to pay interest and/or installment or installments and/or other moneys payable to ICICI so long as it is in such default.

         3. a) The company undertakes to maintain proper books of accounts for utilization of PACT funds and to submit auditors' certificate for the same. It has to get them audited by a firm of Chartered Accountants on the approved list of AID/W, Regional Inspector General (RIG/A/S) and submit a report in accordance with the guidelines issued by RIG/A/S.

                  b) The company shall also enable periodic visits by ICICI and United States Agency for International Development (USAID) officers for assessing progress of work and monitoring the project.

                  c) The company shall comply with such special conditions as may be stipulated by ICICI at the time of disbursement of loan or subsequently.

         4. In case of default under the terms of this loan agreement ICICI shall be entitled to appoint one nominee on the Board of Directors of the company during the currency of the ICICI assistance.

         5. In case of default (set forth in General Conditions GC-FC-88), ICICI has an option to convert moneys due to common stock of the borrower at fair value to be decided by an independent evaluator.

         6. The Borrower shall seek approval from Lender prior to raising loans, issuing equity or engaging in any activities stipulated in Section 7.3 of GC-FC-88. Such requests may be made by telefax and shall be considered to be approved by Lender unless notice to the contrary is received within fourteen days of the request.

         7. The Borrower shall provide ICICI with the opinion of the Borrower's counsel that the Borrower is a validly existing organization and is authorized to enter into all aspects of the transaction, that no liens affecting the Property other than these to which ICICI specifically consents exist and that the Borrower is authorized and empowered to borrow the sum specified herein and to create security in favor of ICICI.

         IN WITNESS WHEREOF the Borrower has caused its Common Seal to be affixed hereto and to duplicate hereof on the day, month and year first hereinabove written and the Lender has caused the same to be executed by the head of authorized official of the Lender as hereinafter appearing.

         THE COMMON SEAL of CYBERMEDIA, INC. was pursuant to the Resolution of its Board of Directors passed in that behalf on the 20th day of June 1994 hereunto affixed in the presence of Mr. Sukanth Chari who has signed these presents in token thereof.

         SIGNED AND DELIVERED BY the within named Lender by the hand of Shri P.
D. Shedde and authorized official of the Lender.



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